Exhibit 23.4
Consent of Independent Registered Public Accounting Firm

We consent to the use in Amendment No. 1 this Registration Statement (No. 333-138870) on Form S-4 of MCF Corporation of our report dated November 3, 2006 relating to our audit of the financial statements of MedPanel, Inc. as of and for the year ended December 31, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey & Pullen LLP

Chicago, Illinois
December 26, 2006